Exhibit 99.1

The Metals Company Announces Second Quarter 2025 Corporate Update

NEW YORK, Aug. 14, 2025 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC”, the “Company” or “we”), a leading developer of the world’s largest estimated undeveloped resource of critical metals essential to energy, defense, manufacturing and infrastructure, today provided a corporate update and second quarter results for the period ending June 30, 2025.

Q2 2025 Financial Highlights

•	Total cash of approximately $115.8 million at June 30, 2025

•	$10.6 million cash used in operations for the quarter ended June 30, 2025

•	Operating loss of $22 million, net loss of $74.3 million and net loss per share of $0.20 for the quarter ended June 30, 2025

NOAA Confirms Full Compliance of TMC USA’s Exploration License Applications

•	On August 11, 2025, TMC USA received notice of full compliance from the National Oceanic and Atmospheric Administration (NOAA) on its exploration applications, and reconfirmation that TMC USA has priority right over both exploration areas

•	Both applications entered the certification stage in late July, which we expect to be approximately 100 days

•	The news follows earlier determinations of substantial compliance in May 2025, demonstrating a systematic regulatory process under the Deep Seabed Hard Minerals Resources Act (DSHMRA) as the Company targets Q4 2027 production start

TMC Releases Two Economic Studies with Combined NPV of $23.6B and Declares World-First Nodule Mineral Reserves

•	On August 4, 2025 TMC published two SEC S-K 1300-compliant technical report summaries highlighting a total combined Net Present Value (NPV) of $23.6 billion, showing potential economic viability of its NORI-D Project and significant potential scalability across other NORI and TOML areas

Pre-Feasibility Study

•	World-first Pre-Feasibility Study (PFS) for a polymetallic nodule project in the NORI-D area with an NPV[1] of $5.5 billion

o	The PFS Technical Report Summary marks a world-first declaration of Mineral Reserves for a polymetallic nodule project with 51 million tonnes (Mt) of probable mineral reserves;

o	Measured, indicated and inferred mineral resources exclusive of mineral reserves of 274 Mt of wet nodules, for which we expect to conduct additional detailed survey and mine planning;

o	In light of recent U.S. regulatory developments, TMC expects to commence commercial production from the NORI-D Area in the fourth quarter of 2027 if we receive a commercial permit before scaling to an average annual production rate of 10.8 million tonnes of wet nodules per annum (Mtpa) at steady state (2031 through 2043) production, with an expected 18-year life of mine (LOM);

o	Expected annual steady state production rate for the period 2031 to 2043 inclusive of 97 kilotonnes per annum (ktpa) nickel, 2,389 ktpa manganese, 70 ktpa copper and 7.4 ktpa cobalt

o	Expected low first quartile cost of production with cash costs[1] of $1,065 per tonne of nickel including byproduct credits and All-In Sustaining Costs (AISC)[1] of $2,569 per tonne of nickel including byproduct credits

o	Projected After-tax Internal Rate of Return[1] (IRR) of 27%

o	Steady state average EBITDA[1] margin of 43%

Initial Assessment

•	New Initial Assessment details the economic potential of the remaining 1.3 billion tonne resource across the NORI A–C and TOML A–F areas (excluding NORI-D) defining an estimated NPV[1] of $18.1 billion

o	Estimated total recoverable resource of 670Mt

o	Expected low first quartile cost of production with cash costs[1] of -$6,939 per tonne of nickel including byproduct credits and All-In Sustaining Costs (AISC)[1] of -$5,903 per tonne of nickel including byproduct credits

o	Projected After-tax IRR of 36%

o	Projected steady state (2039 through 2058) average EBITDA margin of 57%

Equity Investments by Strategic Partners

•	On June 16, 2025, we announced a strategic equity investment by Korea Zinc resulting in gross proceeds of $85.2 million in exchange for 19.6 million common shares at $4.34 per share

o	Includes a three-year warrant to purchase 6.9 million shares (0.35 warrant shares for every 1 initial common share) with an exercise price of $7.00 per share, subject to call exercise provisions at TMC’s option should TMC common shares trade above $10.00 for 20 consecutive days

•	On May 12, 2025, we announced a $37 million Registered Direct Offering (RDO) led by Michael Hess, Chief Investment Officer of Hess Capital, Brian Paes-Braga, Managing Partner at SAF Group and Head of SAF Growth, and Allseas Group S.A.

o	RDO at $3.00 per share and warrants exercisable at $4.50 per share, with call exercise provisions at TMC’s option should TMC shares trade above $7.00 for 20 consecutive days. After approximately $2.0 million in offering expenses, net proceeds to the Company were approximately $35.0 million

TMC Chairman and CEO Gerard Barron commented: “The publication of our PFS for the NORI-D Project marks a defining moment for TMC—showing the potential of a clear, capital-efficient path to first production. Alongside our Initial Assessment of the broader NORI and TOML resource areas, these studies underscore the scale and durability of our portfolio, with a combined NPV of $23.6 billion. The strategic investment from Korea Zinc—one of the few companies outside China capable of refining our intermediate materials at scale—further strengthens our route to market. We also renewed our partnerships with Nauru and Tonga—reaffirming our commitment to delivering lasting benefits for Pacific nations."

1 Non-GAAP measure

“With strong signals from Washington—from proposed regulatory revisions to guidance from senior officials—the U.S. pathway to production for NORI-D is becoming clearer. Our recent notice of full compliance from NOAA on our exploration applications is yet another milestone on our path through the U.S. regulatory process. Each step reduces risk, sharpens our execution timeline, and strengthens the investment case. We are targeting first production from NORI-D in Q4 2027, unlocking one of the largest and most strategic resources of critical metals in the world.”

Operational Highlights

NOAA Confirms Full Compliance of TMC USA’s Exploration License Applications

On August 11, 2025, our subsidiary TMC USA received notice of full compliance from the National Oceanic and Atmospheric Administration (NOAA) on its exploration applications, and reconfirmation that TMC USA has priority right over both exploration areas. Both applications entered the certification stage in late July, which we expect to be approximately 100 days. The news follows earlier determinations of substantial compliance in May 2025, reaffirming a clear regulatory process under the Deep-Seabed Hard Minerals Resources Act (DSHMRA) as the Company targets Q4 2027 production start.

TMC and Nauru Announce Updated Sponsorship Agreement for NORI

On June 4, 2025, TMC and the Government of the Republic of Nauru jointly announced the signing of a revised Sponsorship Agreement, updating the terms of the Sponsorship Agreement signed between the parties in 2017. The updated Sponsorship Agreement guarantees the Republic of Nauru will continue to receive existing financial benefits, training and capacity-building programs, and the in-country community and social programs it receives today, while ensuring that, in consideration for its continued sponsorship of NORI, Nauru will receive continuity benefits if any subsidiary of TMC, other than NORI, obtains authorization under the U.S. regulatory regime to conduct deep seabed mineral activities and begins commercial recovery operations under that authorization.

TMC and Tonga Announce Updated Sponsorship Agreement for Tonga Offshore Mining Ltd (TOML)

On August 4, 2025, The Government of the Kingdom of Tonga and its sponsored entity, Tonga Offshore Mining Ltd, together with TMC, announced the signing of a revised Sponsorship Agreement, updating the terms of the Sponsorship Agreement signed between the parties in 2021. The updated Sponsorship Agreement guarantees the Kingdom of Tonga will continue to receive existing financial benefits, training and capacity-building programs, and the in-country community and social programs it receives today, while ensuring that, in consideration for its continued sponsorship of TOML, Tonga will receive continuity benefits if any subsidiary of TMC, other than TOML, obtains authorization under the U.S. regulatory regime to conduct deep seabed mineral activities and begins commercial recovery operations under that authorization.

TMC Announces Appointment of Michael Hess and Alex Spiro to its Board of Directors

On June 16, 2025, we announced the appointment of Michael Hess and Alex Spiro to our Board of Directors as we execute on our U.S. strategy and accelerate progress toward commercial recovery of polymetallic nodules in international waters under the existing U.S. seabed mining code. Michael brings deep operational and investment experience in the U.S. energy sector, along with a strong network and strategic perspective that will support our path toward commercial operations under U.S. law. Alex adds significant legal and capital markets expertise, and his counsel is already proving valuable as we work closely with NOAA and engage with the new Administration to advance our application.

TMC Announces Strategic Investment from Korea Zinc — a World-Leader in Non-Ferrous Metal Refining and pCAM Technology — to Advance Development of Deep-Seabed Critical Minerals in the U.S.

On June 16, 2025, we announced that Korea Zinc, a world leader in non-ferrous metal refining and precursor Cathode Active Material (pCAM) technology, had agreed to make a strategic investment of approximately $85.2 million in the Company through the purchase of common shares and warrants in a private placement. Under the terms of the agreement, Korea Zinc purchased 19.6 million common shares at $4.34 per share and received a three-year warrant to purchase 6.9 million common shares (0.35 warrant shares for every 1 common share) with an exercise price of $7.00 per share. Upon closing on June 26, 2025, Korea Zinc became one of TMC’s largest strategic shareholders with ownership of approximately 5% of the Company’s outstanding common shares.

Industry Update

NOAA Proposed Revisions to Regulations Issued Under the Deep Seabed Hard Mineral Resources Act (DSMHRA)

On July 7, 2025, NOAA published draft revisions to regulations implementing DSHMRA including a consolidated exploration license and commercial recovery permit review process providing for simultaneous issuance of seabed mineral exploration licenses and commercial recovery permits. A stakeholder comment period is now open and set to close on September 5, 2025.

Financial Times: Lockheed Martin in Talks to Develop Seabed Mines

On July 14, 2025, the Financial Times reported that Lockheed Martin was seeing renewed interest in developing their exploration contract areas. Frank St. John, Lockheed’s Chief Operating Officer, said there was now a “large interest” in the company’s deposits from groups involved in undersea mining. Lockheed told the Financial Times the company appreciated the “Trump administration’s focus on ensuring reliable sources of critical minerals, including the ocean”. “[Lockheed] believe[s] the US has the opportunity to develop a gold standard for commercial recovery of nodules in an environmentally responsible manner,” Mr. St. John added.

International Seabed Authority Concludes 30th Session in July

After missing deadlines in 2020 and 2023, the ISA again failed to deliver a Mining Code as communicated in their 2023 roadmap during the second part of their 30th session in July 2025. No new roadmap or new target date for adopting the final Mining Code has been agreed. The next ISA meeting is scheduled for March 2026.

Nauru leaders meet top US officials in White House to build stronger economic ties

Members of the U.S. National Security Council, including Director Copley and Senior Director for Asian Affairs Ivan Kanapathy, met with a delegation from the Government of Nauru alongside TMC, to discuss how the U.S. can partner with Pacific island nations to deliver critical mineral independence. Minister for Commerce and Foreign Investment Maverick Eoe led the delegation, accompanied by Deputy Minister Delvin Thoma, Deputy Speaker Isabella Dageago, Ambassador David Aingimea, and the CEO of Nauru Seabed Minerals Authority Ms Sai Sasikumar. In a press release issued by the Republic of Nauru, Minister Eoe emphasized that while Nauru welcomed constructive scrutiny on its deep sea mining stance, its position was strongly grounded on strong scientific data on the environmental concerns. “NORI’s scientific data proves without doubt that deep sea mining for nodules provides a sustainable industry that will help provide the minerals required in the world’s transition to clean energy,” he said.

U.S.–Cook Islands Announcement on Deep Seabed Mineral Research

On August 5, 2025, the U.S. State Department announced that it had begun discussions with the Government of the Cook Islands to support the research necessary to inform seabed exploration and responsible development within the Cook Islands’ Exclusive Economic Zone. The announcement followed a diplomatic visit to the Cook Islands by U.S. officials, including National Security Council Senior Director David Copley, who met with the nation’s Prime Minister, Mark Brown.

Financial Results Overview

At June 30, 2025, following the strategic investment by Korea Zinc, we held cash of approximately $115.8 million. Short-term debt at June 30, 2025 was $2.5 million. We believe that our cash balance is sufficient to meet our working capital and capital expenditure commitments for at least the next twelve months.

We reported an operating loss and net loss of approximately $22 million and $74.3 million respectively for the quarter ended June 30, 2025, compared to an operating loss and net loss of $20.3 million and $20.2 million respectively for the quarter ended June 30, 2024. The net loss per share for the quarter ended June 30, 2025, was $0.20 per share, compared to $0.06 per share for the quarter ended June 30, 2024. Exploration and evaluation expenses during the quarter ended June 30, 2025 were $10.5 million compared to $12.4 million for the quarter ended June 30, 2024. The decrease in the exploration and evaluation expenses in the second quarter of 2025 was due to the decrease in mining, technological and process development activities. This decrease in exploration and evaluation costs was partially offset by an increase in share-based compensation costs reflecting the amortization of the fair value of the RSUs granted to officers in the second quarter of 2024.

General and administrative expenses were $11.5 million for the quarter ended June 30, 2025 compared to $7.9 million for the quarter ended June 30, 2024, reflecting higher amortization of share-based compensation and higher consulting costs incurred on activities to secure financing and pursue the U.S. regulatory path.

The net loss of $74.3 million in the quarter ended June 30, 2025 includes a non-recurring charge of $33 million for the fair value of the warrants issued to the Republic of Nauru and a charge of $16.2 million due to the increase in the fair value of warrant liability, reflecting the significant increase in the share price during the second quarter of 2025 compared to the gain of $0.5 million in the comparable period in prior year.

Conference Call

We will hold a conference call today at 4:30 p.m. EDT to provide an update on recent corporate developments and second quarter 2025 financial results.

Second Quarter 2025 Conference Call Details

Date:	Thursday, August 14, 2025

Time:	4:30 p.m. EDT

Audio-only Dial-in:	Register Here

Virtual webcast with slides:	Register Here

The virtual webcast will be available for replay in the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

About The Metals Company

The Metals Company is a developer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Contacts
Media | media@metals.co
Investors | investors@metals.co

Cautionary Statements Regarding the Pre-Feasibility Study and the Initial Assessment

The NORI-D Pre-Feasibility Study and the NORI and TOML Initial Assessment contain forward-looking information derived from preliminary economic assessments and conceptual development scenarios that are subject to significant uncertainty. The report for NORI-D does not represent a feasibility study and does not support a development decision. Similarly, the Initial Assessment of the TOML and NORI is not a declaration of mineral reserves and is not sufficient to determine the economic viability of a mining project. In addition, such Initial Assessment reports inferred mineral resources, which have a high degree of uncertainty as to their existence and to whether they can be economically or legally commercialized, under the SEC rules may not form the basis of an economic analysis and for which you cannot assume any part thereof will ever be upgraded to a higher category. Until mineral deposits are actually mined and processed, mineral resources and mineral reserves must be considered as estimates only. The estimates, projections, and analyses contained in the reports are based on numerous assumptions, including those related to recovery methods, costs, infrastructure, financing, regulatory approvals, and market conditions, many of which are beyond TMC’s control. Actual results may differ materially from those presented. Investors are cautioned not to place undue reliance on these reports and are encouraged to review the full summaries and underlying assumptions.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable U.S. securities laws. These statements may be identified by words such as “believes,” “could,” “expects,” “may,” “plans,” “possible,” “potential,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this release include, but are not limited to, statements with respect to: the results of the NORI-D Pre-Feasibility Study (“PFS”) and the Initial Assessment of the Remaining NORI and TOML Resource, including estimated mine life, capital and operating cost projections, resource and reserve estimates, expected production volumes, recoveries and grades; the preliminary nature of the Initial Assessment; anticipated permitting timelines and outcomes under the U.S. Deep Seabed Hard Mineral Resources Act of 1980 (“DSHMRA”) and from the International Seabed Authority (“ISA”); the feasibility and scalability of the Company’s capital-light execution strategy; the potential timing of commercial production; the ability to secure strategic partnerships, tolling arrangements and refining capacity; the expected use of proceeds from recent financings; and the Company’s operational and financial plans, including the development of a commercial-scale offshore nodule collection system and related onshore processing facilities.

Forward-looking statements are based on current expectations and assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied in the forward-looking statements. These risks and uncertainties include, among others: risks related to the accuracy of mineral resource and reserve estimates and technical assumptions in the PFS and the Initial Assessment; the preliminary nature of the Initial Assessment, which is not sufficient to determine the economic viability of a mining project and contains no declaration of mineral reserves; changes in demand for and prices of critical metals; the outcome and timing of regulatory reviews by NOAA under DSHMRA; the ability to obtain an exploitation contract from the ISA or permits from the U.S. government; changes in environmental, mining and other applicable laws and regulations; the development, testing and scaling of offshore collection systems; the availability and performance of offshore and onshore processing infrastructure; risks related to strategic partnerships and technology sharing; uncertainties relating to processing nodules at commercial scale; metals price volatility; the sufficiency of the Company’s cash and ability to secure additional financing on acceptable terms or at all; dependence on third parties, including Allseas Group S.A. and Pacific Metals Company (“PAMCO”); and the outcome of any pending or future litigation. For a discussion of these and other risks and uncertainties, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 27, 2025, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise, except as required by law.

TMC the metals company Inc.

Condensed Consolidated Balance Sheets
(in thousands of US Dollars, except share amounts)
(Unaudited)

ASSETS	As at June 30, 2025	As at December 31, 2024
Current
Cash	$115,759	$3,480
Receivables and prepayments	1,519	1,851
	117,278	5,331
Non-current
Exploration assets	42,951	42,951
Equipment	655	771
Software development costs	2,039	1,928
Right-of-use asset	2,860	3,814
Investment	7,911	8,203
	56,416	57,667

TOTAL ASSETS	$173,694	$62,998

LIABILITIES
Current
Accounts payable and accrued liabilities	47,099	42,754
Short-term debt	2,478	11,775
	49,577	54,529
Non-current
Deferred tax liability	10,675	10,675
Royalty liability	14,000	14,000
Warrants liability	17,582	912
	42,257	25,587

TOTAL LIABILITIES	$91,834	$80,116

EQUITY
Common shares (unlimited shares, no par value – issued: 397,155,318 (December 31, 2024 –340,708,460))	606,246	477,217
Additional paid in capital	203,181	138,303
Accumulated other comprehensive loss	(1,203)	(1,203)
Deficit	(726,364)	(631,435)
TOTAL EQUITY	81,860	(17,118)

TOTAL LIABILITIES AND EQUITY	$173,694	$62,998

TMC the metals company Inc.

Condensed Consolidated Statements of Loss and Comprehensive Loss
(in thousands of US Dollars, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Operating expenses
Exploration and evaluation expenses	$10,496	$12,403	$20,011	$30,526
General and administrative expenses	11,479	7,892	19,979	14,451
Operating loss	21,975	20,295	39,990	44,977

Other items
Nauru Warrant cost	33,079	-	33,079	-
Equity-accounted investment loss (income)	(89)	61	(54)	139
Change in fair value of warrant liability	16,229	(580)	16,670	(49)
Foreign exchange loss (gain)	2,461	(84)	3,556	(350)
Interest income	(147)	(16)	(166)	(118)
Fees and interest on borrowings and credit facilities	833	492	1,854	763

Net Loss and comprehensive loss for the period	$74,341	$20,168	$94,929	$45,362

Net Loss per share
- Basic and diluted	$0.20	$0.06	$0.27	$0.14

Weighted average number of common shares outstanding – basic and diluted	366,626,500	320,891,977	356,045,231	316,206,916

TMC the metals company Inc.

  Condensed Consolidated Statements of Changes in Equity
(in thousands of US Dollars, except share amounts)
(Unaudited)

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Three months ended June 30, 2025	Shares	Amount	Shares	Shares	Capital	Loss	Deficit	Total
April 1, 2025	356,617,022	$495,804	$-	$-	$140,656	$(1,203)	$(652,023)	$(16,766)
Issuance of shares and warrants to Korea Zinc	19,623,376	73,579	-	-	11,539	-	-	85,118
Expenses related to Korea Zinc financing settled in Equity	-	(1,893)	-	-	1,893	-	-	-
Issuance of shares and warrants under 2025 Registered Direct Offering, net of expenses	9,000,000	17,640	-	-	12,087	-	-	29,727
Shares issued from ATM	4,567,770	9,222	-	-	-	-	-	9,222
Exercise of Class A warrants	250,000	724	-	-	3,053	-	-	3,777
Exercise of Class B warrants	4,833,096	6,451	-	-	(3,801)	-	-	2,650
Conversion of restricted share units, net of shares withheld for taxes	1,539,397	3,254	-	-	(3,254)	-	-	-
Exercise of stock options	712,124	1,453	-	-	(991)	-	-	462
Share purchase under Employee Share Purchase Plan	12,533	12	-	-	(2)	-	-	10
Nauru Warrant Cost	-	-	-	-	33,079	-	-	33,079
Share-based compensation and expenses settled with equity	-	-	-	-	8,922	-	-	8,922
Loss for the period	-	-	-	-	-	-	(74,341)	(74,341)
June 30, 2025	397,155,318	$606,246	$-	$-	$203,181	$(1,203)	$(726,364)	$81,860

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Three months ended June 30, 2024	Shares	Amount	Shares	Shares	Capital	Loss	Deficit	Total
April 1, 2024	318,291,383	$454,431	$-	$-	$122,691	$(1,216)	$(574,096)	$1,810
Conversion of restricted share units, net of shares withheld for taxes	1,777,466	1,884	-	-	(1,884)	-	-	-
Shares issued from ATM	1,634,588	2,587	-	-	-	-	-	2,587
Exercise of stock options	511,052	1,617	-	-	(1,398)	-	-	219
Share purchase under Employee Share Purchase Plan	27,394	54	-	-	(30)	-	-	24
Share-based compensation and expenses settled with equity	-	-	-	-	5,921	-	-	5,921
Loss for the period	-	-	-	-	-	-	(20,168)	(20,168)
June 30, 2024	322,241,883	$460,573	$-	$-	$125,300	$(1,216)	$(594,264)	$(9,607)

TMC the metals company Inc.

Condensed Consolidated Statements of Changes in Equity
(in thousands of US Dollars, except share amounts)
(Unaudited)

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Six months ended June 30, 2025	Shares	Amount	Shares	Shares	Capital	Loss	Deficit	Total
January 1, 2025	340,708,460	$477,217	$-	$-	$138,303	$(1,203)	$(631,435)	$(17,118)
Issuance of shares and warrants to Korea Zinc,	19,623,376	73,579	-	-	11,539	-	-	85,118
Expenses related to Korea Zinc financing settled in Equity	-	(1,893)	-	-	1,893	-	-	-
Issuance of shares and warrants under 2025 Registered Direct Offering, net of expenses	9,000,000	17,640	-	-	12,087	-	-	29,727
Issuance of shares and warrants under 2024 Registered Direct Offering, net of expenses	5,000,000	2,237	-	-	2,763	-	-	5,000
Shares issued from ATM	7,542,996	14,784	-	-	-	-	-	14,784
Exercise of Class A warrants	250,000	724	-	-	3,053	-	-	3,777
Exercise of Class B warrants	4,833,096	6,451	,	,	(3,801)	-	-	2,650
Conversion of restricted share units, net of shares withheld for taxes	9,472,733	14,042	-	-	(14,042)	-	-	-
Exercise of stock options	712,124	1,453	-	-	(991)	-	-	462
Share purchase under Employee Share Purchase Plan	12,533	12	-	-	(2)	-	-	10
Nauru Warrant Cost	-	-	-	-	33,079	-	-	33,079
Share-based compensation and expenses settled with equity	-	-	-	-	19,300	-	-	19,300
Loss for the period	-	-	-	-	-	-	(94,929)	(94,929)
June 30, 2025	397,155,318	$606,246	$-	$-	$203,181	$(1,203)	$(726,364)	$81,860

	Common Shares		Preferred	Special	Additional Paid in	Accumulated Other Comprehensive
Six months ended June 30, 2024	Shares	Amount	Shares	Shares	Capital	Loss	Deficit	Total
January 1, 2024	306,558,710	$438,239	$-	$-	$122,797	$(1,216)	$(548,902)	$10,918
Issuance of shares and warrants under registered direct offering, net of expenses	4,500,000	7,447	-	-	1,553	-	-	9,000
Conversion of restricted share units, net of shares withheld for taxes	8,890,139	10,485	-	-	(10,485)	-	-	-
Shares issued from ATM	1,634,588	2,587	-	-	-	-	-	2,587
Exercise of stock options	631,052	1,761	-	-	(1,352)	-	-	409
Share purchase under Employee Share Purchase Plan	27,394	54	-	-	(30)	-	-	24
Share-based compensation and expenses settled with equity	-	-	-	-	12,817	-	-	12,817
Loss for the period	-	-	-	-	-	-	(45,362)	(45,362)
June 30, 2024	322,241,883	$460,573	$-	$-	125,300	$(1,216)	$(594,264)	$(9,607)

TMC the metals company Inc.

Condensed Consolidated Statements of Cash Flows
(in thousands of US Dollars)
(Unaudited)

Cash provided by (used in)	Six months ended June 30, 2025	Six months ended June 30, 2024
Operating activities
Loss for the period	$(94,929)	$(45,362)
Items not affecting cash:
Nauru Warrant Cost	33,079	-
Amortization	116	197
Accrued interest on credit facilities	128	25
Lease expense	954	954
Share-based compensation and expenses settled with equity	19,300	12,817
Equity-accounted investment (income) loss	(54)	139
Change in fair value of warrants liability	16,670	(49)
Unrealized foreign exchange movement	4,687	(301)
Interest paid on amounts drawn from credit facilities and short-term Debt	(693)	(25)
Changes in working capital:
Receivables and prepayments	332	782
Accounts payable and accrued liabilities	401	6,857
Net cash used in operating activities	(20,009)	(23,966)
Investing activities
Acquisition of equipment and software	(120)	(415)
Proceeds from Low Carbon Royalties distribution	346	-
Net cash generated from (used in) investing activities	226	(415)
Financing activities
Proceeds from Korea Zinc Private Placement	85,165	-
Proceeds from Registered Direct Offerings	35,010	9,000
Expenses paid for Registered Direct Offerings	(492)	(142)
Proceeds from shares issued from ATM	14,784	2,546
Proceeds from exercise of Class A warrants	3,777	-
Proceeds from exercise of Class B warrants	2,650	-
Repayment of drawn amount on credit facilities	(1,797)	-
Repayment of Allseas Working Capital Loan	(7,500)	-
Proceeds from exercise of stock options	462	409
Proceeds from Drawdown of credit facilities	-	3,875
Proceeds from Drawdown of Allseas Debt Agreement	-	2,000
Proceeds from Employee Share Purchase Plan	10	24
Net cash provided by financing activities	132,069	17,712
Increase (Decrease) in cash	$112,286	$(6,669)
Impact of exchange rate changes on cash	(7)	301
Cash - beginning of period	3,480	6,842
Cash - end of period	$115,759	$474